UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Definitive Additional Material is being filed by Pinnacle Financial Partners, Inc. (the “Company”) solely for the purposes of correcting an error that appeared in the EDGAR filing of the Company’s definitive proxy statement for the 2021 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021 (the “Proxy Statement”). Subsequent to the electronic filing of the Proxy Statement on EDGAR, the Company discovered that certain identifying symbols were inadvertently omitted from the table detailing the current memberships of the various committees of the Company’s Board of Directors (which is included below the "Proposal #1: Election of Directors – Meetings Committees of the Board” subheading of the Proxy Statement). This technical error does not appear in the version of the Proxy Statement mailed to the Company’s shareholders. An updated table including identifying symbols is included below.

______________________

Meetings and Committees of the Board

During the fiscal year ended December 31, 2020, the Company's Board held five meetings. The Company's governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he or she serves in the year prior to their election in order for the Nominating and Corporate Governance Committee to re-nominate them to their Board seat. All incumbent directors attended either in-person or virtually at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he or she served during the time period when the director was a member of the Board in 2020.

In accordance with the Company's Corporate Governance Guidelines or the Bylaws, the Company's or the Bank’s Board has established the currently active committees described below. As of March 1, 2021, the members of each committee are the same for the Company and the Bank and were as identified below:

	Audit Committee	Community Affairs Committee	Human Resources & Compensation Committee	Nominating & Corporate Governance Committee	Trust Committee	Risk Committee	Executive Committee
Abney S. Boxley, III	x			x	x
Charles E. Brock		(C)				x	x
Renda J. Burkhart					x	(C)	x
Gregory L. Burns	(C)					x	x
Richard D. Callicutt II		x					x
Marty G. Dickens		x	x	x
Thomas C. Farnsworth, III	x		x	x
Joseph Galante	x		x	x
Glenda Baskin Glover				(C)		x	x
David B. Ingram					(C)	x	x
Decosta E. Jenkins		x			x
Robert A. McCabe, Jr. (C)		x			x		x
Ronald L. Samuels		x			x
Reese L. Smith, III	x		x	x
G. Kennedy Thompson			(C)			x	x
M. Terry Turner							(C)
(C) Chairman

Mr. Scott was not serving on any committees as of March 1, 2021 having ended such services as of February 28, 2021 in anticipation of his impending retirement from the Board following the Meeting.